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                                                                   Exhibit 23.13



                                                                          [LOGO]
                                                                        ANDERSEN







Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Amendment no. 2 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136) of our reports dated January 18, 2001 and January 17, 2000, relating to the financial statements of Mineracao Rio do Norte, for the years ended December 31, 2000, 1999 and 1998, which appear in such Registration Statement.




/s/ ARTHUR ANDERSEN S/C



Rio de Janeiro, Brazil
March 12, 2002